AMENDED AND RESTATED BYLAWS

OF

UNION PLANTERS CORPORATION

(A TENNESSEE CORPORATION)

_______________________________________

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the third Thursday in April of each year if not a legal holiday, and if a legal holiday, at such time as shall be designated by the Board. If the annual meeting shall not be held on the day hereinabove provided for, the Board shall call a special meeting for the election of directors as soon thereafter as convenient, and in any event not later than 30 days after said day.

Section 2. Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes whatsoever at any time by the Chairman of the Board, the President, the Secretary or the holders of not less than one tenth (1/10) of the shares entitled to vote at such meeting.

Section 3. Notice of Meeting; Waiver of Notice. Written or printed notice stating the place, day, hour, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, purpose or purposes for which the meeting is called and the person or persons calling the meeting shall be delivered either personally or by mail or at the direction of the Chairman of the Board, the President, the Secretary or other person or persons calling the meeting to each shareholder entitled to vote at the meeting. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting and shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the stock transfer records of the Corporation, with postage thereon prepaid.

Without limiting the foregoing, any notice to shareholders given by the Corporation pursuant to this Section 3 shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the shareholder.

For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

A certificate of the Secretary or other person giving the notice, or of a transfer agent of the Corporation, that the notice required by this Section has been given, in the absence of fraud, shall be prima facie evidence of the facts therein stated. Whenever the shareholders of this Corporation are authorized to take any action after notice or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed each shareholder entitled to such notice or entitled to participate in the action to be taken (or his attorney-in-fact or proxy holder), shall submit a signed waiver of notice of such requirement. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

Section 4. Place of Meetings. Meetings of the shareholders may be held at such place, either within or without the State of Tennessee, as may be set by the Board. If the Board shall fail to set the place of the meeting, the meeting shall be held at the principal office of the Corporation.

Section 5. Quorum. At all meetings of the shareholders, the holders of a majority of the shares of stock of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Charter or these Bylaws. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any of those present. A meeting may be adjourned despite the absence of a quorum. The absence from any meeting of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Tennessee or other applicable statute, the Charter, or these Bylaws, for action upon any given matter, shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

Section 6. Organization. At each meeting of the shareholders, the Chairman of the Board or in his absence or inability to act, the Vice chairman, or in the absence or inability to act of the Chairman of the Board and the Vice Chairman, the President, shall act as Chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof.

Section 7. Order of Business; Conduct of Meetings.

(a) The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.

(b) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. Voting; Proxies; and Consent of Shareholders in lieu of Meeting. Except as otherwise provided by statute or the Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote upon each matter submitted to a vote for every share of such stock standing in his name on the record of shareholders of the Corporation:

(a) On the date fixed by the Board in accordance with Section 6 of Article VI hereof as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or

(b) If such record date shall not have been fixed for the determination of shareholders entitled to notice of or entitled to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable prior to its use at the pleasure of the shareholder executing it, except as otherwise provided in this Section or by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or the death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or the death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or written notice of such death is received by the corporate officer responsible for maintaining the list of shareholders. A proxy authorized by a shareholder which is entitled "irrevocable proxy" and which states it is irrevocable is irrevocable when it is held by one of the following or a nominee of any of the following:

(a) a pledgee;

(b) a person who has purchased or agreed to purchase the shares;

(c) a creditor of the Corporation who extended credit under terms requiring the appointment;

(d) an employee of the Corporation whose employment contract requires the appointments; or

(e) a party to a voting agreement.

Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed or such agreement has terminated.

A proxy may be revoked notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the persons or entities entitled to vote thereon.

If a vote shall be taken on any question, then unless required by statute, or determined by the Chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

If authorized by the Board of Directors in accordance with these Bylaws and applicable law, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, (a) participate in a meeting of shareholders and (b) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 9. List of Shareholders. A list of shareholders of the Corporation as of the record date in alphabetical order shall be open for inspection at any meeting of the shareholders. If the right to vote at any meeting is challenged, the Chairman of the meeting may rely on such list as evidence of the right of the persons challenged to vote at such meeting.

Section 10. Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of shareholders, appoint two or more inspectors to act at such meeting or at any adjournment thereof. If the inspectors shall not be so appointed, or if any of them shall fail to appear or act, the Chairman of the meeting may, and on request of any shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them, and shall execute a certificate of the facts found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be shareholders of the Corporation.

Section 11. Examination of Corporate Records by Shareholders. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the shareholder of record of at least five percent (5%) of all of the outstanding shares of the Corporation, upon written demand made in good faith and for a proper purpose and given to the Corporation at least five (5) business days prior to the date on which the shareholder desires to examine, shall have the right to examine, in person, or by agent or attorney, during regular business hours of the Corporation, the Corporation's books and records of account and the minutes and records of meetings of shareholders, the Board and the Committees of the Board, and to make extracts therefrom. Any such shareholder may inspect the books and records described in the foregoing sentence if (i) the shareholder's written demand describes with reasonable particularity the purpose of the shareholder's demand for inspection, (ii) the records such shareholder desires to inspect and (iii) the records set forth in the written demand are directly connected to the shareholder's purpose for inspection. Notwithstanding the foregoing, any shareholder of record upon written demand given to the Corporation at least five (5) business days prior to the date on which the shareholder desires to examine, shall have the right to examine, in person, or by agent or attorney, during regular business hours of the Corporation, the following records: (i) the charter and bylaws of the Corporation, (ii) resolutions of the Board creating one (1) or more classes or series of shares, if shares issued pursuant to those resolutions are outstanding, (iii) minutes of shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three (3) years, (iv) all written communications to shareholders generally within the past three (3) years (including any financial statements), (v) a list of the names and business addresses of the Corporation's current directors and officers, and (vi) the Corporation's most recent annual report delivered to the Secretary of State for the State of Tennessee. By resolution, the Board may adopt further policies in respect of the right of the shareholders of the Corporation to inspect said books and records provided that said policies shall not be more restrictive than the provisions of applicable law at the time.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers. Except as otherwise provided by law or by the Charter, the business and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the charter directed or required to be exercised or done by the shareholders.

Section 2. Number, Classification, Election, etc. The number of directors of the Corporation shall not be less than seven (7) nor more than twenty-five (25), with such number of directors being fixed from time to time by resolution of the Board of Directors. Pursuant to Article NINTH of the Amended and Restated Charter of the Corporation, the Board of Directors shall be divided into three classes as equally as possible and designated Class I, Class II and Class III. All directors shall be at least 21 years of age. Except as to persons who were directors on February 21, 1985, mandatory retirement is established at age 70, to be effective at the regular Annual Shareholders Meeting following the 70th birthday; provided, however, a director who is elected to the Board in connection with an acquisition by the Corporation and is 70 years of age or reaches his 70th birthday during said initial term as a member of the Board shall serve until the expiration of the term of the Class of directors in which he was elected. Directors need not be shareholders of the Corporation nor need they be residents of Tennessee. Except as otherwise provided by law or by Charter, the directors shall be elected by written ballot at annual meetings of shareholders.

Section 3. Place of Meeting. Regular meetings of the Board shall be held at such place within or without the State of Tennessee as the Chairman of the Board or the Board may from time to time determine. In all cases the place of the meeting shall be specified in the notice thereof.

Section 4. Organization Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business as soon as practicable after each annual meeting of the shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given if held at said time and place. Such meeting may be held at any other time or place (within or without the State of Tennessee) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this ARTICLE II.

Section 5. Regular Meetings. Regular meetings of the Board of Directors of this Corporation shall be held in the months of January, February, April, July, October and December or at such other times as the Chairman of the Board or the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by law.

Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, the Chief Executive Officer, the Secretary or any three or more directors of the Corporation.

Section 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or by or under the supervision of the persons calling the meeting as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, cable or other method of communication, at least 24 hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, and deposited in the mail at least two days before the day on which the meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting (other than for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened). Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board, need be specified in the notice or waiver of notice of such meeting unless otherwise required by law or the Bylaws.

Section 8. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by the Charter, these Bylaws or any applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9. Organization. At each meeting of the Board, the Chairman of the Board, or, in his absence or inability to act, the Vice Chairman, or, in his absence or inability to act, the President, or in his absence or inability to act, another director chosen by a majority of the directors present shall act as Chairman of the meeting and preside thereat. The Secretary or, in his absence or inability to act, any person appointed by the Chairman shall act as Secretary of the meeting and keep the minutes thereof.

Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or to the Chairman of the Board, the Vice Chairman or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon delivery thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, without cause or for cause, may be filled by the shareholders or by the Board of Directors. Each director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which directors are elected and until his or her successor has been duly elected or until his or her earlier death or resignation or removal from office. If the number of directors remaining in office constitutes fewer than a quorum, then the vacancy may be filled by a vote of the majority of those directors then in office. No person who has attained the age of seventy (70) years shall be appointed to fill any vacancy.

Section 12. Removal of Directors. Any or all of the directors of the Corporation may be removed with or without cause by vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

Section 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the directors entitled to vote thereon. The instrument of consent shall be filed with the minutes of the proceedings of the Board of Directors.

Section 14. Telephonic Meetings. Members of the Board of Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 14 shall constitute presence in person at such meeting.

Section 15. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Executive Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of five (5) or more of the directors of the Corporation, which Committee shall have and may exercise all of the authority of the Board of Directors with respect to all matters other than as prohibited by the laws of the State of Tennessee. The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent member or members at any meeting of such committee. The Executive Committee shall serve at the pleasure of the Board. The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

Section 2. Other Committees. The Board may, by resolution adopted by a majority of the entire Board, designate other Committees, each consisting of five (5) or more of the directors of the Corporation, which Committees, except as otherwise proscribed by statute, shall have and may exercise the authority of the Board to the extent that such authority shall be conferred by resolutions designating such Committee or Committees adopted by vote of a majority of the entire Board.

Section 3. General. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place and stead of any such absent or disqualified member. In determining the existence of a quorum, the Secretary of the Corporation shall not be counted unless he shall be a director of the Corporation and shall have been duly appointed as a member of such committee. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

ARTICLE IV

OFFICERS

Section 1. Number and Qualifications. The officers of the Corporation shall include the Chairman of the Board, the Vice Chairman, the President, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Vice Presidents, the Treasurer and the Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Such officers shall be elected by the Board of Directors each year at the organizational meeting held after the Annual Meeting of shareholders, each to hold office until the meeting of the Board following the next Annual Meeting of the shareholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed in the manner provided by law and these Bylaws. The Board may from time to time elect, or delegate to the Chairman of the Board the power to appoint such other officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries) and such agents, as may be necessary or desirable to carry on the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the Vice Chairman, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon delivery thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board, or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled by the Board at any regular or special meeting for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

Section 5. The Chairman. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have the general and active management of the business of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board. He shall, if present, preside at each meeting of the shareholders and of the Board. He shall perform all duties incident to the office of the Chairman of the Board and such other duties as may, from time to time, be assigned to him by the Board. The Chairman of the Board shall be authorized to do or cause to be done all things appropriate, including preparation, execution and filing of any Registration Statements or other documents to effectuate the registration of the Corporation's securities (when necessary or desirable) with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and to effectuate the registration of the Corporation's securities as may be necessary or desirable pursuant to the securities laws of any state. The Chairman is also authorized to execute and cause to be filed on behalf of the Corporation any reports which may be required by the securities laws or other laws of the United States or of any state pursuant to any regulations adopted with respect thereto.

Section 6. The Vice Chairman. The Vice Chairman shall have those duties assigned to him by the Chairman or the Board. In the case of the absence of the Chairman or his inability to act, the Vice Chairman shall perform the duties of the Chairman, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chairman.

Section 7. The President. The President shall have general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed, subject, however, to the control of the Board. Concurrently with the Chairman of the Board, the President is hereby authorized to do or cause to be done all things appropriate, including preparation, execution and filing of the registration of the Corporation's securities (when necessary or desirable) with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and to effectuate registration of the Corporation's Securities as may be necessary or desirable pursuant to the securities laws of any state. The President is also authorized to execute and cause to be filed on behalf of the Corporation any reports which may be required by the securities laws or other laws of the United States or any state or pursuant to any regulations adopted with respect thereto. In the case of the absence of the Chairman of the Board and the Vice Chairman or their inability to act, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of the Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board or these Bylaws.

Section 8. Senior Executive Vice President. At the request of the Chairman of the Board, the Vice Chairman and the President, or in the case of their absence or inability to act, the Senior Executive Vice President shall perform the duties of the Chairman of the Board, the Vice Chairman and the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board, the Vice Chairman and the President. The Senior Executive Vice President shall perform all duties incident to the office of Senior Executive Vice President and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Vice Chairman, the President, or by these Bylaws. One Senior Executive Vice President shall be the chief financial officer of the Corporation.

Section 9. Executive Vice President. At the request of the Chairman of the Board, the Vice Chairman and the President, or in the case of the absence or inability to act of the Chairman of the Board, the Vice Chairman, the President and the Senior Executive Vice President, the Executive Vice President shall perform the duties of the Chairman of the Board, the Vice Chairman and the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board, the Vice Chairman and the President. The Executive Vice President shall perform all duties incident to the office of Executive Vice President and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Vice Chairman, the President, or by these Bylaws.

Section 10. Vice Presidents. Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Vice Chairman or the President. Vice Presidents shall have seniority based upon length of service as Vice President. Unless the Board shall otherwise provide, the Senior Vice President shall perform the duties of the Executive Vice President in case of his absence or inability to act, or if an Executive Vice President shall not have been appointed by the Board.

Section 11. The Treasurer. The Treasurer shall:

(a) Have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) Keep full and accurate records of receipts and disbursements in books belonging to the Corporation.

(c) Cause all monies and other valuables to be deposited to the credit of the Corporation;

(d) Receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;

(e) Disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the proper vouchers therefor; and

(f) In general, perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board, the President, the Vice Chairman or the Chairman of the Board.

Section 12. The Secretary. The Secretary shall:

(a) Keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

(b) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be facsimile as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed;

(e) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Vice Chairman or the President.

Section 13. Officers' Bond or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

ARTICLE V

INDEMNIFICATION

The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by Article TWELVE of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

ARTICLE VI

SHARES, ETC.

Section 1. Stock Certificates. Each shareholder of the Corporation shall be entitled upon request to have a certificate in such form conforming to law as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation (which seal may be a facsimile engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent and/or a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, President, Vice President, Secretary, or Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed such certificate shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

Section 2. Books of Account and Record of Shareholders. There shall be kept correct and complete books and records of account, minutes of the proceedings of its shareholders, Board of Directors and the committees of the Board, and of all the business and transactions of the Corporation. There shall also be kept at the office of its transfer agent or at both, a record containing the names and addresses of all shareholders of the Corporation in alphabetical order by class or series, if any, showing the number of shares of stock held by each and the dates when they became the owners of record thereof. Such shareholder records may be in written form or in any form capable of being converted into written form within a reasonable time for visual inspection.

Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all applicable taxes with respect to the transfer. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such shares or shares for all purposes, including, without limitation, the right to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person. Whenever any transfers of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such facts shall be stated in the entry of the transfer.

Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with applicable law, the Charter or these Bylaws, as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation. It may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate(s) representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate(s), and the corporation may issue a new certificate or certificates of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. As a condition precedent to the issuance of replacement certificates, such owner or his legal representative as principal shall give to the Corporation a bond with "open" (unlimited) penalty and in such form and with such surety or sureties as the person designated by the Board in his absolute discretion shall determine to be sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Any transfer agent which may be appointed by the Corporation shall be and is hereby designated as the person to make the determination whether the bond furnished meets the requirements of this Section 5 unless the Board, by resolution, shall designate some other person to do so. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Tennessee.

Section 6. Fixing of Record Dates. The Board may fix, in advance, a date not more than seventy (70) and not less than ten (10) days prior to the date then fixed for the holding of any meeting of the shareholders as the time as of which the shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who as holders or record of voting stock at such time, and no others, shall be entitled to such notice of, and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix in advance a date not more than sixty (60) days and not less than ten (10) days prior to the date fixed for the payment of any dividends; or for the making of any distribution; or for the allotment of rights to subscribe for securities of the Corporation; or for the delivery of evidences of rights or evidence of interests arising out of any change, conversion or exchange of capital stock or other securities; as the record date for the determination of shareholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

Section 7. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Charter.

ARTICLE VII

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be at 6200 Poplar Avenue, City of Memphis, County of Shelby or at such other address as may be fixed by the Board.

Section 2. Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Tennessee, as the Board shall from time to time determine or the business of the Corporation may require.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.

ARTICLE IX

SEAL

The form of seal of the Corporation shall be determined by the Board of Directors.

ARTICLE X

MISCELLANEOUS

Section 1. Reports to Shareholders. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times, if any, as may be directed by the Board. A report to the shareholders based upon such examination shall be mailed to each shareholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the stock transfer records of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or other period covered by the report. This report shall also show the Corporation's income and expenses from the period from the end of the Corporation's preceding fiscal year to the close of the annual or other period covered by the report, any other information which may be required by law or regulation lawfully adopted and shall set forth such other matters as the Board or such independent firm of public accountants shall determine.

Section 2. Selection and Termination of Firm of Independent Public Accountants. The independent auditors and accountants for the Corporation shall be selected by the Board at a meeting held within thirty (30) days before the beginning of the fiscal year and before the Annual Meeting of Shareholders except that any vacancy occurring between Annual Meetings as a result of the resignation of the accountants may be filled by the vote of a majority of those members of the entire Board who are not salaried officers or employees of the Corporation or of any affiliate of the Corporation. Such selection shall be submitted for ratification or rejection at the next succeeding Annual Meeting of Shareholders if such meeting be held, or at the next succeeding Special Meeting of Shareholders in said fiscal year if the Annual Meeting shall not be held on the date designated in the Bylaws therefor; provided, however, that a Special Meeting of Shareholders need not be called to ratify or reject the selection by the Board of independent auditors and accountants in the above manner to fill a vacancy occurring between Annual Meetings as a result of the resignation of said auditors and accountants. The employment of such accountants shall be conditioned upon the right of the Corporation, either by the unanimous vote of the entire Board of Directors or by vote of a majority of the outstanding voting securities at any meeting called for the purpose, to terminate such employment without penalty. If the selection of accountants shall be rejected by the shareholders or their employment be terminated by the shareholders in the manner provided above, the vacancy so occurring may be filled by the vote of a majority of the outstanding voting securities either at the meeting at which the rejection or termination by the shareholders occurred or, if not so filled, at a subsequent meeting which shall be called for the purpose.

ARTICLE XI

AMENDMENTS

These Bylaws may be amended or repealed, in whole or in part, or new Bylaws may be adopted, by the Board of Directors to the fullest extent permitted by law at any meeting thereof by vote of a majority of the entire Board, unless a greater affirmative vote is required by the Charter; provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of the Bylaws, or the adoption of new Bylaws, is one of the purposes of the meeting. Any such Bylaws adopted by the Board may be amended or repealed, or new Bylaws may be adopted by vote of the shareholders of the Corporation, at any annual or special meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting.

ARTICLE XII

SHAREHOLDER PROPOSALS TO BE PRESENTED AT ANNUAL MEETINGS

Any proposal of a shareholder which is to be presented at any annual meeting of shareholders shall be sent so as to be received by the Corporation at its principal offices not less than one hundred twenty (120) days in advance of the date of the Corporation's proxy statement issued in connection with the previous year's annual meeting of shareholders.

February 26, 2003